UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 2, 2013
FLIR Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Oregon	0-21918	93-0708501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27700 SW Parkway Avenue
Wilsonville, Oregon 97070
(Address of registrant’s principal executive offices, including zip code)
(503) 498-3547
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
As disclosed in a Current Report on Form 8-K filed on May 1, 2013 (the “May 1st 8-K”), on April 25, 2013, the Board of Directors of FLIR Systems, Inc. (the “Company”) promoted Andrew C. Teich to the positions of President and Chief Executive Officer of the Company, effective as of May 19, 2013.  This Amendment No. 1 to the May 1st 8-K is being filed to disclose information regarding the Executive Employment Agreement (the “Employment Agreement”) that Mr. Teich and the Company entered into on May 2, 2013, in connection with such promotion.

The Employment Agreement is to take effect as of May 19, 2013 and is for an initial term ending on December 31, 2014. It provides for a minimum base salary of $675,000 for 2013. Pursuant to the Employment Agreement, Mr. Teich will also be eligible for bonuses, incentive payments and equity grants as determined by the Compensation Committee of the Board of Directors of the Company. If the Company terminates the Employment Agreement without Cause or if Mr. Teich terminates his employment for Good Reason (as such terms are defined in the Employment Agreement), the Company would be required to continue to pay Mr. Teich an amount equal to his base salary in effect at the time of termination for a period equal to the greater of 12 months or the remaining term of the Employment Agreement plus a severance payment in an amount equal to one year's base salary, and the Company would pay the cost of any continued health coverage elected by Mr. Teich for a period of up to 12 months. In addition, if the Company terminates the Employment Agreement without Cause or if Mr. Teich terminates his employment for Good Reason, all equity awards granted to Mr. Teich would immediately vest. In the event that the Employment Agreement terminates as a result of the death of Mr. Teich, the Company would be required to pay an amount equal to one year's base salary to Mr. Teich's estate or designated beneficiary. The Employment Agreement also provides that Mr. Teich will be subject to customary noncompete and other restrictive covenants. The foregoing description of the Teich Employment Agreement does not purport to be complete and is qualified in its entirety by its full text, which is filed as an exhibit hereto.

Item 9.01.    Financial Statements and Exhibits.

The following exhibits are furnished herewith:

10.1	Executive Employment Agreement between FLIR Systems, Inc. and Andrew C. Teich dated May 2, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 3, 2013
FLIR SYSTEMS, INC.

By /s/ Anthony L. Trunzo
Anthony L. Trunzo
Sr. Vice President, Finance and Chief Financial Officer